UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2018

CENVEO, INC.

(Exact Name of Registrant as Specified in its Charter)

COLORADO	1-12551	84-1250533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 FIRST STAMFORD PLACE STAMFORD, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 595-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 2, 2018, Cenveo, Inc. (“we” or the “Company”), together with certain of its affiliates, filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Filing”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The cases pending in the Bankruptcy Court concerning the Bankruptcy Filing are referred to in this Current Report on Form 8-K as the “Chapter 11 Cases.”

Item 7.01. Regulation FD Disclosure.

Global Settlement

Since the filing of the Chapter 11 Cases, the Company continued engaging in negotiations with the statutory committee of unsecured creditors appointed in the Chapter 11 Cases (the “Committee”), the holders of the Company’s senior secured first-in, last-out notes, who also hold a percentage of the first lien notes, second lien notes, and senior unsecured notes (collectively, the “FILO Holders”), and an ad hoc group of first lien noteholders that executed a Restructuring Support Agreement (as defined below) with the Company (the “Ad Hoc First Lien Committee”). The first amended plan of reorganization (the “Plan”) and first amended disclosure statement (the “Disclosure Statement”) annexed hereto are the culmination of those discussions and represents a settlement of issues between the parties (the “Global Settlement”). The Company, the FILO Holders and the members of the Ad Hoc First Lien Committee constituting “Requisite Consenting Creditors” have executed an amendment to the Restructuring Support Agreement (defined below) in support of the Plan. As such, the Plan has the support of the Committee (including PBGC and its union members), the FILO Holders and the Ad Hoc First Lien Committee. In connection with these discussions, the Company agreed to publicly disclose certain information provided to the Committee, the FILO Holders and the Ad Hoc First Lien Committee pursuant to separate confidentiality agreements.

After completing negotiations with the Committee, the FILO Holders and the Ad Hoc First Lien Committee, the components of the Global Settlement include, among other things:

a)	assumption of the obligations in connection with the Pension Plans (defined below);

b)	assumption of the unexpired collective bargaining agreements;

c)	assumption of the unexpired sublease in connection with the Company’s corporate headquarters in Stamford, Connecticut, as amended;

d)	establishment of a $7 million general unsecured claims cash pool for general unsecured creditors (which was increased from $1.5 million in the initial plan of reorganization);

e)	appointment of a claims oversight monitor, who will oversee the claims objection process and the reimbursement of up to $100,000 of fees and expenses of the claims oversight monitor (provided that any costs in excess of the $100,000 will be paid from the general unsecured claims cash pool);

f)	payment of $400,000 to the unsecured notes indenture trustee for its substantial contribution to the Chapter 11 Cases and the estates;

g)	waiver of the deficiency claim for the holders of the first lien notes claims;

h)	waiver and release of all avoidance actions arising under chapter 5 of the Bankruptcy Code or any comparable action arising under applicable non-bankruptcy law against trade vendors and non-insider landlords of the Company;

i)	the Committee’s support of the Plan and encouragement of creditors to vote to accept the Plan;

j)	the Company’s and the Committee’s investigations will cease, and the Examiner will submit a report after reviewing the Company’s and the Committee’s respective draft reports;

k)	the new second lien debt shall be decreased from at least $200 million to $100 million;

l)	the Company will provide releases in favor of current and former directors and officers, as well as Mr. Robert G. Burton, Sr. and related family members and their respective affiliates; and

m)	the right for holders of second lien notes claims to receive and retain proceeds of cash collateral under the Plan notwithstanding the applicability of the second lien intercreditor agreement.

On June 4, 2018, the Company filed the Plan and the Disclosure Statement with the Bankruptcy Court, substantially in the form furnished as Exhibit 99.1 hereto.

Reference is made to the attached Disclosure Statement for important information regarding the post-emergence capital structure (including the post-emergence management incentive plan), as well as the composition of the post-emergence Board of Directors and the Officers of the Company.

Pension Benefit Guaranty Corporation

Since the filing of the Chapter 11 Cases, the Company has entered into negotiations with the Pension Benefit Guaranty Corporation (“PBGC”) and the Ad Hoc First Lien Committee that entered into a restructuring support agreement (the “Restructuring Support Agreement”) with the Company regarding treatment of the Company’s two single employer pension plans (the “Pension Plans”). In connection with these discussions, the Company agreed to publicly disclose certain information provided to the Ad Hoc First Lien Committee pursuant to a confidentiality agreement, including a presentation related to the Company’s Pension Plans and the Company’s latest proposal to PBGC regarding treatment of the Pension Plans, copies of which are furnished as Exhibits 99.2 and 99.3 hereto pursuant to Item 7.01 of Form 8-K. After completing negotiations with PBGC and the Ad Hoc First Lien Committee, the Company agreed that, pursuant to the Plan, the Pension Plans will be assumed by the Company on the effective date of the Plan and, therefore, the Pension Plans will continue in accordance with, and subject to, their terms and applicable non-bankruptcy law.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibits 99.1, 99.2, and 99.3 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding the Chapter 11 Cases

The Company’s stockholders are cautioned that the it is likely that the Company’s stockholders will receive nothing in exchange for its common stock upon the Company’s emergence from bankruptcy and the common stock will have no value and that trading in securities of the Company during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks. It is possible the Company’s outstanding securities may be cancelled and extinguished upon confirmation of a restructuring plan by the Bankruptcy Court. In such an event, the Company’s stockholders and other security holders would not be entitled to receive or retain any cash, securities or other property on account of their cancelled securities. Trading prices for the Company’s common stock and other securities may bear little or no relation to actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Cautionary Note Regarding Forward-Looking Statements

This document contains certain forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or other comparable terminology and include, but are not limited to, statements regarding the Company’s expected motions to be filed in the Chapter 11 Cases and the dispositions of such motions, continued operations and customer and supplier programs while in a Chapter 11 proceeding, cash needed to support our operations while in a Chapter 11 proceeding, ability to lower debt and interest payments, ability to operate while in a Chapter 11 proceeding, ability to pay our creditors, credit rating and ability to manage its pension obligations. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control, including, but not limited to: the actions and decisions of our creditors and other third parties with interests in the Chapter 11 Cases; our ability to maintain liquidity to fund our operations during the Chapter 11 Cases; our ability to obtain Bankruptcy Court approvals in connection with the Chapter 11 Cases; our ability to consummate any transactions once approved by the Bankruptcy Court and the time to consummation of such transactions; adjustments in the calculation of financial results for the quarter or year end, or the application of accounting principles; discovery of new information that alters expectations about financial results or impacts valuation methodologies underlying financial results; accounting changes required by United States generally accepted accounting principles; and other factors affecting the Company detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”) that are available at www.sec.gov. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov and in particular, our 2016 Annual Report on Form 10-K filed with the SEC on February 23, 2017. We caution you that the list of important factors included in our SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this document may not in fact occur. The Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Exhibit Name

99.1	First Amended Disclosure Statement and First Amended Plan

99.2	Single-Employer Pension Plans: Cleansing Materials

99.3	Proposal to Pension Benefit Guaranty Corporation, dated May 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENVEO, INC.

Date: June 5, 2018	By:	/s/ Ian R. Scheinmann
	Name:	Ian R. Scheinmann
	Title:	General Counsel and Company Secretary